UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2014

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information provided below in response to Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2014, The Jones Financial Companies, L.L.L.P. (the “Partnership”), amended and restated its Agreement of Registered Limited Liability Limited Partnership (as so amended, the “Partnership Agreement”).

A description of the key revisions to the Partnership Agreement follows:

•	Section 4.10 Audit Committee: Paragraph A has been revised to increase the minimum number of Audit Committee members from three to five.

•	Section 6.1 Voluntary Event of Withdrawal: Paragraph B has been revised to clarify that limited and subordinated limited partners may make a partial voluntary withdrawal from the Partnership.

•	Section 6.2 Withdrawal Upon Request: This section has been revised to enable the managing partner to cause the withdrawal of a partner without requesting it in writing.

•	Sections 6.3 Return of Capital and Purchase of Interest: Paragraphs G and H have been revised to provide changes to the process for returning the capital of a limited partner and subordinated limited partner, respectively, in the event of a withdrawal from the Partnership.

•	Withdrawal requests by limited partners and subordinated limited partners will be paid out no earlier than 90 days after the managing partner receives the withdrawal notice. During this time period, they will remain a partner.

•	Notwithstanding the above, the managing partner will continue to have the discretion, but not the obligation, to immediately liquidate the partner’s capital.

•	Section 6.4 Death of a Limited Partner or Subordinated Limited Partner: This section has been revised to clarify that its provisions apply to subordinated limited partners as well as limited partners.

•	Section 8.1 Allocation of Net Income or Net Loss:

•	Paragraph A has been revised to clarify that Net Income allocations to partners will be performed monthly.

•	Paragraph A(i) has been revised to clarify that each limited partner’s allocation percentage will be calculated at the beginning of the given year (rather than at the end of the prior year), and such allocation percentage will be adjusted throughout the year to reflect changes in such limited partner’s capital.

•	Paragraph A(ii) has been revised to clarify that each subordinated limited partner’s allocation percentage will be adjusted throughout the year to reflect changes to such subordinated limited partner’s capital, changes to the total capital of all subordinated limited partners, and changes to the total capital of all general partners.

•	Section 8.2 Distributions:

•	New paragraph A has been added to separate the provisions applicable to the allocations of income and loss (Section 8.1) from the provisions that apply to current distributions of cash.

•	Paragraph A(iii)(b) (previously Section 8.1A(iv)) has been revised to change the amount of general partner income retained by the Partnership as additional capital from between 20% and 30% to between 0% and 30%, which amount shall be subject to the discretion of the managing partner.

•	Section 10.4 Indemnification by General Partners: Paragraph A has been revised to clarify that general partners are not personally responsible to indemnify the Partnership for wrongdoing by the managing partner.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Nineteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: June 9, 2014	By:	/s/ Kevin D. Bastien
Name: Kevin D. Bastien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Nineteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership